UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 24, 2016 (April 21, 2015)

CAPITAL ART, INC.

(Exact name of registrant as specified in its charter)

Delaware		27-0746744
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)

6445 South Tenaya Way, B-130 Las Vegas, Nevada	89113	702-722-6113
(Address of principal executive office)	(Zip Code)	(Registrant’s telephone number, Including area code)

____________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)       The Board of Directors of Capital Art, Inc., a Delaware corporation (the “Company”) approved the decision to change accounting firms based on the recommendation of the Chief Executive Officer, effective as of April 21, 2015. The Company does not have an audit committee or similar committee. The Board of Directors discussed and approved the change in accounting firms due to the prior accounting firm, HJ Associates & Consultants, LLP, classifying the October 8, 2014 Asset Purchase Agreement with Movie Star News, LLC (“MSN”) as an acquisition in the Form 10-12G filing, originally filed on February 10, 2015, which included financial statements for the fiscal years ended December 31, 2013, and 2012; however, this transaction was effectively a contract to merge the two companies to combine assets of rare images (“reverse merger”). HJ Associates & Consultants, LLP was the accounting firm for the Company pre-merger. The new firm, Eide Bailly LLP, was the accounting firm for MSN prior to the merger, and was familiar with the reverse merger transaction. There were no adverse opinions by the prior firm or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. The prior firm stands behind its classification of the transaction as discussed with the Board of Directors. The new firm agrees that it is a reverse merger and as a result has reclassified the financial statements for the prior fiscal years of 2013 and 2014. This was merely a difference of opinions between the accounting firms. The prior firm has been cooperating fully with the Company and the new firm. Eide Bailly LLP was retained April 21, 2015, as indicated in the financial statements filed with the First Amendment to the Form 10, and has been engaged as the Company’s independent registered public accounting firm for the year ending, December 31, 2015.

The Company has supplied the former accountants, HJ Associates & Consultants, LLP, with the disclosures we are making to date, as again, they were aware of the issue, which was solely the reverse, and have fully cooperated with our new accountants, Eide Bailly LLP, and the Company, and are fully aware of all public filings made since their termination. As this was not a dismissal, but merely a change in firms due to the disagreement of the reverse merger classification, the Company did not previously request a letter addressed to the SEC from HJ Associates & Consultants, LLP stating whether HJ Associates & Consultants, LLP agrees with the above statements. The Company has done simultaneously with this filing, and is awaiting a response. Once received, the Company will file a further amendment to the Form 10. The Company has authorized the former accountant to respond fully to the inquiries of the successor accountant concerning the subject matter of each of such disagreements.

(b) During the year ended December 31, 2012, the Company did not consult Eide Bailly LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf buy the undersigned, thereunto duly authorized.

Date: March 28, 2016

CAPITAL ART, INC.

By:	/s/ Sean Goodchild
Sean Goodchild
Chief Executive Officer